Exhibit 99.1

Sanuwave Health Reports Preliminary Q1 2026 Revenue of $9.6–$9.7 Million, Up 3-4% Year-over-Year

Sanuwave is pleased to announce preliminary revenues of $9.6 million to $9.7 million for the first quarter ended March 31, 2026, in line with prior guidance for Q1.

EDEN PRAIRIE, MN, April 16, 2026 (GLOBE NEWSWIRE) Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of FDA-approved directed energy systems used in advanced wound care, today announced that revenues for the first quarter of 2026 are expected to be in the range of $9.6 to $9.7 million, an increase of 3-4% over Q1 2025. This number is within the range of guidance given in the Company’s Q4 2025 earnings release issued on March 26, 2026.

“At the end of Q1 the Company saw several good-sized deals (all of which remain live) slide out of the quarter and this brought us in toward the lower end of our guidance range,” said CEO Morgan Frank. “Q1 has been a sort of reckoning in the wound care space as practitioners and customers came to terms with some significant changes in reimbursement for skin substitutes and allografts and this has caused many market participants and practitioners to pause or pull back from their activities in advanced wound care. But, as we discussed on our Q4 call, the patients and the wounds have not gone away and the need for care remains. At the SAWC conference in Charlotte last week, we spoke to a great many practitioners who were asking ‘So what now?’ and looking for options going forward. Our booth was as busy as any of us can ever recall seeing it, our hands-on workshops were full, and interest was high. For these reasons, we’re not pulling back but rather leaning in as we believe that Ultramist can be an important part of the forward roadmap for patient care. I’m not sure we can quite say ‘the tide has fully turned’ at this point, but, at the very least, it does seem like perhaps the turn is starting and our optimism is increasing. We look forward to speaking with you further on this and providing some more color when we report our Q1 number in May.”

The preliminary revenue results described herein are based on management’s initial analysis of the first quarter ended March 31, 2026, and may be subject to adjustments based on the Company’s completion of its quarter-end financial close process.

About Sanuwave

Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive directed energy systems used in the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. Sanuwave applies and researches its patented and FDA approved/cleared energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, plans for future business development activities and expectations regarding the impact of changes in tariff rates. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com